Exhibit 99.1

STRATA Skin Sciences Reports First Quarter 2024 Financial Results and Provides a Corporate Update

HORSHAM, Penn., May 15, 2024 – STRATA Skin Sciences, Inc. (“STRATA” or the “Company”) (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, announces its financial results for the quarter ended March 31, 2024 and provides a corporate update.

First Quarter 2024 Highlights

•	Revenue in the first quarter of 2024 was $6.8 million (-11% YOY) vs. $7.6 million in the first quarter of 2023
o	Global net recurring revenue in the first quarter of 2024 was $4.7 million (-10% YOY) vs. $5.2 million in the first quarter of 2023, and was negatively impacted by deferred billings
o
Gross domestic recurring billings were $4.6 million (-3% YOY) vs. $4.7 million in the first quarter of 2023; the 3% YOY decline in 1Q24 halted the trend of YOY double-digit declines seen in the prior three quarters, evidence of early positive effects from STRATA’s new strategy

•	Operating expenses in the first quarter of 2024 were $6.0 million (-14% YOY) vs. $7.0 million in the first quarter of 2023

•
Domestic installed base of 907 XTRAC® devices under the Company’s recurring revenue business model at March 31, 2024 vs. 923 XTRAC® devices at December 31, 2023, as the Company is starting to realign its assets and remove underperforming accounts

•	Domestic installed base of 104 TheraClear®X devices under the Company’s recurring revenue business model at March 31, 2024 vs. 92 TheraClear®X devices at December 31, 2023

•	Renewed 3-year agreements with exclusive distributors in China and Japan – each agreement carries minimum unit placements and/or purchases of the XTRAC® and VTRAC® devices

•
Amended the credit agreement with MidCap Financial Trust to refinance existing debt and ensure alignment with the Company’s current and future business projections by supporting operational and capital needs

•
Initiated outreach initiative focused on broadening Current Procedural Terminology (“CPT”) code coverage to increase patient access to advanced treatments and enable higher provider reimbursement rates

•
Showcased TheraClear®X and XTRAC® products at Maui Derm 2024, highlighting the safety and efficacy from TheraClear®X in significantly reducing cystic and popular acne lesions by over 50% within 1-2 weeks

“The 3.3% year-over-year decline in gross domestic recurring billings in the first quarter of 2024 was the smallest decline in this year-over-year metric since the end of the second quarter of 2022, which was six consecutive quarters.  Moreover, this decline in the first quarter of 2024 is especially encouraging given the double-digit declines we saw in this metric over the last three quarters, providing some evidence that our new go-to-market strategies are having the intended effects,” said STRATA’s President and CEO Dr. Dolev Rafaeli.  “This performance points to signs of a trough in our domestic business, even as we reduced our cash burn by $1.1 million and our operating expenses by $1.0 million in this year’s first quarter compared to a year ago.

“Our strategic focus is on increasing XTRAC® device utilization and recurring revenue per device, primarily through increased DTC efforts and the repositioning of some XTRAC® devices from underperforming accounts to accounts with better potential. Higher DTC marketing spend in previous years was successful in increasing device utilization, and we expect a similar positive outcome from our current DTC campaign.

“Additionally, we will look to continue growing our installed base and utilization of TheraClear®X devices targeting the acne treatment market. Lastly, with recently renewed distribution agreements in place with our long-term exclusive distributors in Korea, China, and Japan, we are also in position to execute on our goal of continued international expansion with our XTRAC® devices.  If we can successfully execute on our multifaceted strategy, we believe we can reach breakeven and be cash flow positive,” concluded Rafaeli.

First Quarter 2024 Financial Results

Revenue for the first quarter of 2024 was $6.8 million, as compared to revenue of $7.6 million for the first quarter of 2023.  Global recurring revenue for the first quarter of 2024 was $4.7 million, as compared to global recurring revenue of $5.2 million for the first quarter of 2023.  Equipment revenue was $2.1 million for the first quarter of 2024, as compared to $2.4 million for the first quarter of 2023.

Gross profit for the first quarter of 2024 was $3.1 million, or 46% of revenue, as compared to $4.4 million, or 58% of revenue, for the first quarter of 2023.

Selling and marketing costs for the first quarter of 2024 were $3.1 million, as compared to $3.7 million for the first quarter of 2023.  General and administrative costs for the first quarter of 2024 were $2.7 million, as compared to $2.9 million for the first quarter of 2023.

Net loss for the first quarter of 2024 was $3.4 million, or a net loss of $0.10 per basic and diluted common share, as compared to a net loss of $2.8 million, or a net loss of $0.08 per basic and diluted common share, in the first quarter of 2023.

Cash, cash equivalents, and restricted cash at March 31, 2024 were $6.6 million.

First Quarter 2024 Earnings Conference Call

STRATA management will host a conference call today at 4:30 p.m. ET to review the 1Q24 financial results. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-877-270-2148 (domestic) or 1-412-902-6510 (international).  All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the STRATA Skin Sciences, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at STRATA Skin Sciences 1Q24 Earnings Webcast.

The webcast replay will be available until November 15, 2024 and can be accessed through the above links.

Non-GAAP Financial Measures
STRATA has determined to supplement its consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), presented elsewhere within this report, with certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross profit, which excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues, and non-GAAP adjusted EBITDA, “Earnings Before Interest, Taxes, Depreciation, and Amortization.”

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP, should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. STRATA considers these non-GAAP measures in addition to its results prepared under current accounting standards, but they are not a substitute for, nor superior to, U.S. GAAP measures. These non-GAAP measures are provided to enhance readers’ overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP. Specifically, STRATA believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, STRATA believes non-GAAP measures enhance the comparability of results against prior periods.

Reconciliation to the most directly comparable U.S. GAAP measure of all non-GAAP measures included in this Annual Report is as follows:

	Three Months Ended March 31,
	2024	2023
Net loss	$(3,368)	$(2,835)

Adjustments:
Depreciation and amortization	1,249	1,397
Amortization of operating lease right-of-use asset	95	105
Loss on disposal of property and equipment	13	—
Interest income	(45)	(37)
Interest expense	524	286
Non-GAAP EBITDA	(1,532)	(1,084)
Stock-based compensation	112	325
Inventory write-off	$141	—
Non-GAAP adjusted EBITDA	$(1,279)	$(759)

XTRAC Gross Domestic Recurring Billings
XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the first quarter of 2024 and 2023 (in thousands):

	Three Months Ended March 31,		YTD
	2024	2023	2024	2023
Gross domestic recurring billings	$4,578	$4,735	$4,578	$4,735
Co-Pay adjustments	(80)	(83)	(80)	(83)
Other discounts	(30)	(28)	(30)	(28)
Deferred revenue from prior quarters	1,624	2,170	1,624	2,170
Deferral of revenue to future quarters	(1,901)	(2,025)	(1,901)	(2,025)
GAAP Recorded domestic revenue	$4,191	$4,769	$4,191	$4,769

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing, and marketing innovative products for the in-office treatment of various dermatologic conditions, such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to consumer marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions labor supply shortages, or supply chain interruptions resulting from fiscal, political factors, international conflicts, responses, or conditions affecting the Company, the medical device industry and our customers and patients in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
CORE IR
516-222-2560
IR@strataskin.com

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,237	$6,784
Restricted cash	1,334	1,334
Accounts receivable, net of allowance for credit losses of $306 and $222 at March 31, 2024 and December 31, 2023, respectively	3,630	4,440
Inventories	2,695	2,673
Prepaid expenses and other current assets	343	312
Total current assets	13,239	15,543
Property and equipment, net	11,726	11,778
Operating lease right-of-use assets	1,508	626
Intangible assets, net	6,825	7,319
Goodwill	6,519	6,519
Other assets	231	231
Total assets	$40,048	$42,016

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,592	$3,343
Accrued expenses and other current liabilities	6,269	6,306
Deferred revenues	2,366	2,120
Current portion of operating lease liabilities	300	352
Current portion of contingent consideration	61	53
Total current liabilities	12,588	12,174
Long-term debt, net	15,075	15,044
Deferred revenues and other liabilities	480	552
Deferred tax liability	186	186
Operating lease liabilities, net of current portion	1,166	237
Contingent consideration, net of current portion	1,121	1,135
Total liabilities	30,616	29,328
Commitments and contingencies
Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 35,060,920 shares issued and outstanding at March 31, 2024 and December 31, 2023	35	35
Additional paid-in capital	250,823	250,711
Accumulated deficit	(241,426)	(238,058)
Total stockholders’ equity	9,432	12,688
Total liabilities and stockholders’ equity	$40,048	$42,016

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues, net	$6,754	$7,567
Cost of revenues	3,674	3,179
Gross profit	3,080	4,388
Operating expenses:
Engineering and product development	241	315
Selling and marketing	3,018	3,742
General and administrative	2,710	2,917
	5,969	6,974
Loss from operations	(2,889)	(2,586)
Other (expense) income:
Interest expense	(524)	(286)
Interest income	45	37
	(479)	(249)
Net loss	$(3,368)	$(2,835)

Net loss per share of common stock, basic and diluted	$(0.10)	$(0.08)
Weighted average shares of common stock outstanding, basic and diluted	35,060,920	34,862,092

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,368)	$(2,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,249	1,397
Amortization of operating lease right-of-use assets	95	105
Amortization of deferred financing costs and debt discount	31	41
Change in allowance for credit losses	84	(95)
Stock-based compensation expense	112	325
Loss on disposal of property and equipment	13	—
Inventory write-off	141	—
Changes in operating assets and liabilities:
Accounts receivable	726	626
Inventories	(154)	283
Prepaid expenses and other assets	(31)	16
Accounts payable	261	(326)
Accrued expenses and other liabilities	(57)	(12)
Deferred revenues	194	(247)
Operating lease liabilities	(100)	(95)
Net cash used in operating activities	(804)	(817)

Cash flows from investing activities:
Purchase of property and equipment	(725)	(1,792)
Net cash used in investing activities	(725)	(1,792)

Cash flows from financing activities:
Payment of contingent consideration	(18)	—
Net cash used in financing activities	(18)	—

Net decrease in cash, cash equivalents and restricted cash	(1,547)	(2,609)
Cash, cash equivalents and restricted cash at beginning of period	8,118	6,795
Cash, cash equivalents and restricted cash at end of period	$6,571	$4,186

Cash and cash equivalents	$5,237	$2,825
Restricted cash	1,334	1,361
	$6,571	$4,186

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$480	$241

Supplemental schedule of non-cash operating, investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$977	$—
Transfer of property and equipment to inventories	$9	$45
Accrued payment of contingent consideration	$6	$14